Exhibit 99.1

Autoliv Reduces Dividend, Elects
New Director and Announces
shareholder AGM

(Stockholm, December 16, 2008) – – – The Board of Directors of Autoliv Inc. (NYSE: ALV and SSE: ALIVsdb) – the worldwide leader in automotive safety systems – today announced a decrease in its quarterly dividend to shareholders due to the financial turmoil and market uncertainty. The dividend per share will be 21 cents in the first quarter of 2009. The Board also elected Dr.-Ing. Wolfgang Ziebart as a new member on the Board.

Assuming continued timely customer payments, Autoliv expects to continue to generate a positive operational cash flow even after capital expenditures during the fourth quarter. However, there are substantial uncertainties about certain customers’ payment prospects and vehicle production levels through 2009. In this uncertain environment, the Board of Directors has concluded that it is prudent to preserve a strong cash position.

The Board of Directors therefore declared a quarterly dividend per share of 21 cents for first quarter of 2009, a decrease from 41 cents for the previous quarter. The dividend will be payable on Thursday, March 5, 2009, to Autoliv stockholders of record on the close of business on Thursday February 5, 2009. The Ex-date when the shares will trade without the right to the dividend will be February 3.

New Board Member
Mr. Per Welin today informed the Board that he will retire and not seek or accept re-election at the 2009 Annual General Meeting of Shareholders. The Board of Directors elected Dr. Wolfgang Ziebart to the Board effective December 16, 2008, temporarily expanding the Board to thirteen members. Dr. Ziebart’s initial term expires at the 2009 Annual General Meeting and he will be nominated for re-election at the 2009 Annual General Meeting.

Dr. Ziebart has held several top executive positions primarily in the automotive industry. He first made a distinguished career within the BMW Group starting in 1977 and taking him all the way to the Board of Management BMW AG, where he was responsible for R&D and Purchasing. During his tenure with BMW, he was head of Electrics and Electronics, Vice President Body Design and Electronics and Vice President Small Car Lines. In 2000, he joined Continental AG to become Member of the Management Board and, in 2001, Deputy Chairman of Continental AG. Between 2004 and 2008, he was President and CEO of Infineon Technologies AG, a global semiconductor and systems solutions provider based in Germany with €7.7 billion in sales and 43,000 employees. Between 1973 and 1976 Wolfgang Ziebart was a Research Fellow at the Institute of Mechanics in Munich. He has a Doctorate in Mechanical Engineering from the Technical University of Munich, Germany.

Shareholder AGM
The Board of Directors has set May 6, 2009, as the date for the Annual General Meeting of Shareholders to be held in Chicago, IL, USA.

Only holders of record at the close of business on March 9, 2009 will be entitled to be present and vote at the Meeting. Notice of the General Meeting will be mailed to the holders of record shortly after the record date.

Inquiries:
Jan Carlson, President and CEO,	Tel.	+46-8-587 20 600
Mats Ödman, Vice President Corprate Communications,	Tel.	+46-8-587 20 623 or
+46-708-320 933

Safe Harbour Statement

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including statements relating to industry trends, business opportunities, sales contracts, sales backlog, and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results. In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “might,” “will,” “should,” or the negative of these terms and other comparable terminology, although not all forward-looking statements are so identified.

All such forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions, including data available from third parties, and apply only as of the date of this release. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control.

Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety or reasons, including without limitation, changes in and the successful execution of the action program discussed herein and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material costs, particularly commodity and energy costs, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies or consolidations, divestiture of customer brands, the economic outlook for the Company’s markets, fluctuation of foreign currencies, fluctuation in vehicle production schedules for which the Company is a supplier, market acceptance of our new products, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments, pricing negotiations with customers, fluctuating fuel and commodity prices and other costs, supply issues, product liability, warranty and recall claims and other litigation, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, political conditions, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in our Form 10-K for the year ended December 31, 2007.

Except for the Company's ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicity or revise any forward-looking statements whether as a result of new information or future events.
For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we assume no obligation to update any such statements.